                                                                    EXHIBIT 10.1

                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment") dated as of December 10, 2004, by and between BANK OF AMERICA BUSINESS CAPITAL CORPORATION (successor by merger to Fleet Capital Corporation formerly known as Summit Business Capital Corporation) ("Lender") and EMTEC, INC. ("Borrower").

                                   BACKGROUND

         A. Borrower and Lender executed a Loan and Security Agreement dated as of November 21, 2001 (the "Original Loan Agreement") pursuant to which Lender made available to Borrower a revolving credit facility in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the "Revolving Credit"). The Original Loan Agreement as amended prior to the date hereof, as amended hereby and from time to time hereafter shall be referred to herein as the "Loan Agreement."

         B. The Revolving Credit was and is evidenced by a certain amended and restated revolving credit note executed by Borrower amended and restated as of June 17, 2003, payable to the order of Lender in the maximum principal amount of $11,500,000.00 (the "Note").

         C. Pursuant to an Amendment to Loan and Security Agreement dated as of June 17, 2003 between Borrower and Lender, the Revolving Credit was increased on a temporary basis from $10,000,000 to $11,500,000. Pursuant to an Amendment to Loan and Security Agreement dated as of October 17, 2003 between Borrower and Lender, the Revolving Credit was decreased to $10,000,000, the advance rate on Eligible Advances was decreased to 80%, the Loan Agreement was otherwise amended and certain Events of Defaults were waived as set forth therein. Pursuant to an Amendment to Loan and Security Agreement dated as of April 16, 2004 between Borrower and Lender, Lender permitted Borrower to enter into a $1,000,000 bond indemnity agreement for issuance of a bid bond line (the "Surety Bond Line") secured by a second lien on all assets of Borrower. Pursuant to an Amendment to Loan and Security Agreement dated as of November 21, 2004, Lender agreed to, among other things, extend the Termination Date to January 21, 2005.

         E. At Borrowers' request, Lender is willing to extend the Termination Date to November 21, 2006, increase the Revolving Credit to $12,000,000, increase the advance rate on Eligible Advances to 85% and otherwise amend the Loan Agreement subject to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Borrower and Lender agree to modify the terms and conditions of Borrower's obligations to Lender and Lender's obligations to Borrower under the Loan Agreement in accordance with the terms and conditions set forth herein. The parties hereto agree that all the terms and conditions of the Loan Agreement shall continue unchanged and remain in full force and effect except as amended herein as follows:

                  (A) The first sentence of Section 1.1.1 of the Loan Agreement is hereby amended to read as follows:

         Lender agrees, for so long as no Default or Event of Default exists,
         (1) to make Revolving Credit Loans to Borrower from time to time, as requested or as deemed requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time minus reserves, if any, and (2) issue Letters of Credit for the account of Borrower in accordance with subsection 1.2.1 hereof, from time to time in an aggregate face amount not to exceed the Letter of Credit Sublimit.

                  (B) From and after the date hereof, Section 1.1.2 of the Loan Agreement is hereby deleted.

                  (C) The Loan Agreement is hereby amended to incorporate
Section 1.2 which shall read as follows:

                  1.2 Letters of Credit.

                           1.2.1 Letter of Credit Cash Collateral Account. Cash collateral delivered to Lender in accordance with subsections 1.2.2(iii) and 3.2.1 of this Agreement shall be maintained in a deposit account of Borrower to be established with Lender at the time such cash collateral is first created, over which Lender shall have sole control (the "Letter of Credit Cash Collateral Account"). Borrower hereby grants, bargains, conveys and sets over to Lender a security interest in and lien upon the Letter of Credit Cash Collateral Account and all cash and any other assets at any time hereafter contained therein as security for the payment and performance of all of Borrower's obligations now or hereafter incurred hereunder, under the Note or otherwise in connection herewith. Borrower shall take such action and execute and deliver such documents, including financing statements, as Lender may determine necessary or desirable to further the security interest hereby created. After the occurrence of an Event of Default and acceleration of the Revolving Credit Loans, or if Borrower shall have failed to pay all amounts which have come due on or prior to such applicable due date, Lender shall apply all funds held in the Letter of Credit Cash Collateral Account in such manner as Lender may deem advisable.

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                           1.2.2    Letters of Credit.

                           (i) Letters of Credit. Borrower may request, in accordance with the provisions of this subsection, that through but not including the Termination Date, subject to the terms and conditions hereof, Lender issue Letters of Credit for the account of Borrower in an aggregate amount up to the Letter of Credit Sublimit; provided, that
         (1) in no event shall any Letter of Credit have an expiration date later than the Termination Date, and (2) Borrower shall not request any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Obligations would exceed the Letter of Credit Sublimit. The issuance of any Letter of Credit in accordance with the provisions of this Section shall require the satisfaction of each condition set forth in Sections 9.7 and 9.8.

                           (ii) Evergreen Letters of Credit. Notwithstanding the provisions of subsection 1.2.2(i), above, Lender hereby agrees to issue upon Borrower's request, one or more Letter(s) of Credit which by its terms may be extended for additional periods of up to one (1) year each provided that (1) the expiration date of each such Letter of Credit (whether the initial expiration date or extended expiration date) would not be later than the Termination Date, and (2) renewal of such Letters of Credit, at Lender's discretion, shall be available upon written request from Borrower to Lender at least sixty (60) days before the date upon which notice of renewal is otherwise required.

                           (iii) Notice of Issuance or Amendment. Whenever Borrower desires the issuance of a Letter of Credit or the amendment of a Letter of Credit, it shall deliver to Lender a written notice no later than 11:00 A.M. at least two (2) Business Days, or in each case such shorter period as may be agreed to by Lender in any particular instance, in advance of the proposed date of issuance. That notice shall specify (1) the proposed date of issuance (which shall be a Business Day), (2) the face amount of the Letter of Credit, (3) the expiration date of the Letter of Credit, (4) the purpose of the Letter of Credit and (5) the name and address of the beneficiary. On the proposed date of issuance of any Letter of Credit, Lender shall determine to the best of its knowledge whether the proposed Letter of Credit, when added to the then outstanding Letter of Credit Obligations, would be within the Letter of Credit Sublimit and, when added to the then outstanding Letter of Credit Obligations and Revolving Credit Loans, would be within the Borrowing Base. Unless both such criteria are satisfied, Lender shall not issue or cause to be issued the requested Letter of Credit. Borrower shall hold Lender harmless for any miscalculations or other errors in making such determinations. In the event that, upon issuance of such proposed Letter of Credit, (a) the Letter of Credit Sublimit is exceeded, Borrower shall immediately establish with Lender, if not already so established, and deposit into the Letter of Credit Cash Collateral Account the amount of such excess; and (b) the Borrowing Base is exceeded, Borrower shall repay the Overadvance in accordance with
         Section 3.4 hereof. Prior to the date of issuance, Borrower shall deliver to Lender an executed application for such

         Letter of Credit in the form customarily required by Lender for the issuance of letters of credit and specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require Lender to make payment under the Letter of Credit; provided, that Lender may require reasonable changes in any such documents and certificates; and provided, further, that no Letter of Credit shall require payment against a conforming draft to be made hereunder on the same Business Day that such draft is presented if such presentation is made after 11:00 A.M. on such Business Day. In determining whether to pay under any Letter of Credit, Lender shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                           (iv) Payment of Amounts Drawn Under Letters of Credit. In the event of any request for drawing under any Letter of Credit by the beneficiary thereof, Lender shall notify Borrower and Borrower shall reimburse Lender on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing; provided that (a) if sufficient funds are then in the Letter of Credit Cash Collateral Account to reimburse Lender in full for the amount of such drawing, Lender shall reimburse itself by debiting such amount necessary to reimburse Lender from the Letter of Credit Cash Collateral Account, (b) if the funds then in the Letter of Credit Cash Collateral Account are insufficient to reimburse Lender in full for the amount of such drawing, Lender shall debit the Letter of Credit Cash Collateral Account in the amount thereof and the unreimbursed balance of such drawing shall be reimbursed in accordance with clause (c) below, and (c) if there are no funds (or insufficient funds) then in the Letter of Credit Cash Collateral Account then unless Borrower shall have notified Lender prior to 11:00 A.M. on the date of such drawing that Borrower intends to reimburse Lender for the amount of such drawing with funds other than the proceeds of a Revolving Credit Loan, Borrower shall be deemed to have given notice to Lender requesting it to make a Revolving Credit Loan in accordance with Section 3.1 on the day on which such drawing is honored (the "Reimbursement Date") in an aggregate amount equal to the amount of such drawing less the amount, if any, remitted to Lender pursuant to clause (b) above.

                           (v) Compensation. Borrowers agree to pay Lender the compensation set forth in Section 2.8 hereof.

                           (vi) Obligations Absolute. The obligation of Borrower to reimburse Lender for drawings made under the Letters of Credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

                                    (a) any lack of validity or enforceability
         of any Letter of Credit;

                                    (b) the existence of any claim, set-off,
         defense or other right which Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), Lender, any Affiliate of Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower and the beneficiary for which the Letter of Credit was procured);

                                    (c) any draft, demand, certificate or any
         other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (d) payment by Lender under any Letter of
         Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; provided, that such payment does not constitute willful misconduct or gross negligence on the part of Lender;

                                    (e) any breach of this Agreement or any
         document delivered in connection herewith by any party hereto or thereto; and

                                    (f) the fact that an Event of Default or an
         event which, but for the giving of notice, the passage of time or both, would constitute an Event of Default shall have occurred and be continuing.

                           (vii) Indemnification; Nature of Lender's Duties. In addition to amounts payable as elsewhere provided in this subsection, Borrower hereby agrees to protect, indemnify and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which Lender may incur or be subject to as a consequence, direct or indirect, to the extent not caused by the gross negligence, bad faith or willful misconduct of Lender, its directors, officers, employees, agents or attorneys, of (1) the issuance of any Letter of Credit, or (2) the failure of Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. Without limiting the foregoing, Lender shall not have any obligation to ascertain whether the stated purpose of any requested Letter of Credit is permitted by this Agreement and shall not be liable for Borrower's use of a Letter of Credit issued pursuant to the terms hereof in violation of Borrower's covenants contained herein.

                           As among Borrower on one hand and Lender on the other hand, Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Lender by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Lender shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit, unless
         (i) such failure is material and substantive, and (ii) Lender's payment on such Letter of Credit constitutes gross negligence or willful misconduct; (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any such Letter of Credit; or
         (h) any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder.

                           In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Lender under or in connection with the Letters of Credit issued by it or the related certificates, if (i) taken or omitted in good faith and (ii) substantially in accordance with the terms thereof, shall not put Lender under any resulting liability to Borrower.

                  (D) From and after the date hereof, Section 2.1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  2.1.1 Rates of Interest. Interest shall accrue on the Revolving Credit Loans in accordance with the terms of the Revolving Credit Note. Interest shall accrue on the principal amount of the Base Rate Advances outstanding at the end of each day at a fluctuating rate per annum equal to .25% plus the Base Rate. Interest shall accrue on the principal amount of each of the LIBOR Advances outstanding at the end of each day at a fixed rate per annum equal to 2.75% plus LIBOR for the applicable Interest Period. The rate of interest applicable to Base Rate Advances shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

                  (E) Section 2.8 of the Loan Agreement is hereby amended in its entirety to read as follows from and after January 1, 2005:

                  2.8 Letter of Credit Fee. From and after January 1, 2005, Borrower shall pay to Lender a letter of credit fee calculated at a rate per annum equal to 1.5% of the face amount of the Letter of Credit payable on March 31, 2004 for the period then ending and thereafter quarterly in arrears on the last day of each calendar quarter, and on the Termination Date. With respect to the issuance, amendment, transfer, administration or cancellation of the Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer, administration, cancellation or drawing, as the case may be, or as otherwise agreed to by Lender.

                  (F) The Loan Agreement is hereby amended to incorporate Sections 9.7 and 9.8 which shall read as follows:

                  9.7 Conditions Precedent to All Revolving Credit Loans. The obligation of Lender to disburse each Revolving Credit Loan or issue any Letter of Credit is subject to the further conditions precedent that:

                           9.7.1 the representations and warranties contained in this Agreement and in the other Loan Documents shall be correct and accurate on and as of the date of such issuance or disbursement as though made on and as of such date; and

                           9.7.2 no Default or Event of Default shall have occurred and be continuing or will result from the making of such Revolving Credit Loan or issuance of such Letter of Credit.

                  9.8 Conditions to Issuance of Letters of Credit. The obligation of Lender to issue any Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

                           9.8.1 On or before the date of issuance of each Letter of Credit, Lender in respect of such Letter of Credit shall have received in accordance with the provisions of subsection 1.2.2, a notice requesting the issuance of such Letter of Credit, an executed application for such Letter of Credit in the form customarily required by Lender for the issuance of letters of credit, all other information specified in subsection 1.2.2, and such other documents as Lender may reasonably require in connection with the issuance of such Letter of Credit;

                           9.8.2 On the date of issuance of each Letter of Credit, all conditions precedent described in Section 9.7 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Revolving Credit Loan, and each request by Borrower to Lender to issue a Letter of Credit shall constitute a representation by Borrower that at the time thereof (i) all conditions precedent described in Section 9.7 have been satisfied and (2) the sum of the proposed Letter of Credit plus the Letter of Credit Obligations plus the Revolving Credit Loans then outstanding would not exceed the Credit Limit; and

                           9.8.3 On or before the date of issuance of such Letter of Credit, Borrower shall have paid the fees therefor required under Section 2.8.

                  (G) The following definitions contained in Appendix A of the Loan Agreement are hereby amended to read as follows:

                  (H) The following definitions contained in Appendix A of the Loan Agreement are hereby amended to read as follows:

                  Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

                           (i) $12,000,000.00 minus the Letter of Credit
                  Obligations; or


                           (ii) 85% of Eligible Accounts outstanding at such
                  date minus the Letter of Credit Obligations.

                  For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

                  Revolving Credit Note - the Revolving Credit Note to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Revolving Credit Loan, which shall be in the form of Exhibit A to the Agreement, and any amendment, restatement, extension or modification thereof, including without limitation the Amended and Restated Revolving Credit Note dated as of December __, 2004 by Borrower in favor of Lender.

                  Termination Date - the earlier of (a) November 21, 2006 or (b) the date on which the obligation of Lender to make Loans hereunder is terminated whether pursuant to Section 4.2 of this Agreement or otherwise.

                  Total Credit Facility - means $12,000,000.00.

                  (I) Appendix A of the Loan Agreement is hereby amended to incorporate the following definitions which shall read as follows:

                  Letter of Credit - any Letter of Credit issued by Lender pursuant to subsection 1.2.2 of the Agreement.

                  Letter of Credit Cash Collateral Account - has the meaning given to such term in subsection 1.2.1 of the Agreement.

                  Letter of Credit Liability - means, at any date of determination, the amount of all unreimbursed draws under any Letters of Credit issued by Lender in connection with the Agreement.

                  Letter of Credit Obligations - means, at any date of determination, the sum of the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding and the Letter of Credit Liability. For purposes hereof, Letters of Credit on which a draw has not been received shall be deemed outstanding until the earlier of the date on which the Letter of Credit is returned to Issuer, undrawn, for cancellation, or that date which is thirty (30) Business Days after the expiration date thereof.

                  [Letter of Credit Sublimit - One Million One Hundred Fifty Thousand Dollars ($1,150,000.00).

                  Reimbursement Date - has the meaning given to such term in subsection 1.2.2 of the Agreement.

                  (J) From and after the date hereof, Exhibit P to the Loan Agreement is hereby replaced with Exhibit P attached hereto.

         2. Lender's obligations hereunder and under the Loan Agreement are conditioned upon:

                  (A) the representations and warranties of Borrower contained in the Loan Agreement being true and correct in all material respects as of the date hereof after giving effect hereto and as of the date of each Revolving Credit Loan;

                  (B) Borrower's compliance with the covenants contained in the Loan Documents;

                  (C) Borrower's satisfaction of the conditions precedent set forth in the Loan Agreement; and

                  (D) satisfaction of the following additional conditions precedent:

                           (1) Documents to be Delivered by Borrower. Borrower
shall deliver or cause to be delivered to Lender this Amendment and the Amended and Restated Revolving Credit Note duly executed by Borrower;

                           (2) Payment of Certain Costs by Borrower. Borrower
shall pay to Lender:

                                    (a) an amendment fee of $10,000 which shall
be due and payable and fully earned and non-refundable upon execution of this Amendment; and

                                    (b) all costs and out-of-pocket expenses
(including, without limitation, reasonable attorneys' fees and costs) of Lender in connection with the amendment which includes, among other things, the preparation of this Amendment, all related filings and recordation fees and taxes, and the enforcement of the Loan Agreement and all costs and expenses incurred in connection with the above.

         3. The parties agree that except as expressly amended hereby, the Loan Agreement shall remain in full force and effect; and that the Collateral granted therein or in connection therewith shall continue to secure Borrower's obligations to Lender as therein stated.

         4. Borrower reaffirms its obligation under the Loan Agreement and all of the documents executed in connection therewith and/or securing Borrower's obligations thereunder.

         5. This Amendment shall become effective upon execution hereof by Lender and Borrower.

                                      -10

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

BANK OF AMERICA BUSINESS CAPITAL CORPORATION

By:   /s/ Charles Kirschner
      ---------------------
      Name: Charles Kirschner
      Title: VP


EMTEC, INC.

By:   /s/ John Howlett
      ----------------
      Name: John Howlett
      Title: CEO

EXHIBIT P

                       FORM OF BORROWING BASE CERTIFICATE

[Current Date]

Bank of America Business Capital Corporation
4 Penn Center
1600 JFK Boulevard
Philadelphia, Pennsylvania 19103
Attention:  Mr. Charles Kirschner

         At the close of business on [insert date], the amount equal to the lesser of (a) $12,000,000.00 minus the Letter of Credit Obligations; or (b) 85% of the aggregate amount of all accounts receivable meeting the requirements of "Eligible Accounts" under the Agreement (as hereinafter defined) owing to EMTEC, INC. (the "Borrower") minus the face amount of the Letter of Credit, is as set forth below. Capitalized terms used herein without otherwise being defined shall have the meanings ascribed to such terms in the Loan and Security Agreement dated as of November 21, 2001 (as amended, modified or extended from time to time, the "Agreement") among the Borrower and Bank of America Business Capital Corporation.

A. The calculation of Eligible Accounts is as follows:

         1. Aggregate amount of Eligible Accounts is:                $_________

         2. 85% of Eligible Accounts is:                             $_________

B. The Letter of Credit Obligations are:                             $_________

C. The calculation of the Borrowing Base is an amount equal to the lesser of (a) $12,000,000.00 minus the Letter of Credit Obligations or (b) 85% of Eligible Accounts outstanding minus the Letter of
Credit Obligations:                                                  $_________

D. Present aggregate amount of Revolving Credit Loans is:            $_________

E. Shortage or Availability remaining under the Revolving Credit
(the difference between items "C" and "D") is:                       $_________

F. Ineligible Accounts secured by surety bond issued by
Selective Insurance Company [attach schedule listing such ineligible
accounts:                                                            $_________

                                   Very truly yours,

                                   EMTEC, INC.


                                   By: /s/ John Howlett
                                       -----------------
                                       Name: John Howlett
                                       Title: CEO